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                                                                    EXHIBIT 12.1

                            ALLEGIANCE TELECOM, INC.


            COMPUTATION OF RATIO OF EARNINGS (LOSS) TO FIXED CHARGES


                       THREE MONTHS ENDED MARCH 31, 1998



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
                                                                             PRO FORMA
                                                                  --------------------------------
                                                                   AS ADJUSTED     AS ADJUSTED FOR
                                                                  FOR THE EQUITY   THE EQUITY AND
                                                      ACTUAL         OFFERING      DEBT OFFERINGS
                                                    -----------   --------------   ---------------
Earnings:
  Net loss........................................  $(8,395,214)  $(191,086,302)    $(197,705,052)
  Add: Fixed charges..............................    4,669,079       7,689,781        14,308,531
                                                    -----------   -------------     -------------
                                                     (3,726,135)   (183,396,521)     (183,396,521)
Fixed charges:
  Interest in indebtedness........................    4,951,366       7,848,284        14,285,784
  Amortization of debt discount and debt issuance
     costs........................................      185,247         309,031           490,281
  Interest portion of rental and lease expense....           --              --                --
                                                    -----------   -------------     -------------
                                                      5,136,613       8,157,315        14,776,065
Deficiency of earnings available to cover fixed
  charges.........................................  $(8,862,748)  $(191,553,836)    $(198,172,586)
                                                    ===========   =============     =============
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